EXHIBIT 23.3

                  INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of French Fragrances, Inc. on Form S-4 of our report dated March 11, 1998 on our audit of the financial statements of J.P. Fragrances, Inc. as of and for the year ended December 31, 1997 included in the Company's Current Report on Form 8-K, dated March 31, 1998.

     We also consent to the reference to us under the heading
"Experts" in the Prospectus which is a part of this Registration
Statement.


/s/ Richard A. Eisner & Company, LLP
RICHARD A. EISNER & COMPANY, LLP

New York, New York
June 22, 1998